D-Wave Technology Drives NTT DOCOMO’s Second Production Quantum Application in Network Operations
New application reduces daily peak volume of location registration signals by 65% while also lowering paging signals
PALO ALTO, Calif. and TOKYO — August 18, 2026 — D-Wave Quantum Inc. (NASDAQ: QBTS), the only dual-platform quantum computing company providing both annealing and gate-model systems, software and services, and NTT DOCOMO, INC. (“DOCOMO”), Japan’s largest mobile operator with more than 93 million subscriptions, today announced that DOCOMO has deployed a second D-Wave-powered quantum computing application in production. The new application reduced location registration signals generated when devices cross tracking area list (“TA-List”) boundaries by 65.3% at the daily peak while also reducing paging signals by 7.0%, lowering network signaling load and improving operational efficiency. TA-Lists group geographic areas within a mobile network and must be carefully optimized to reduce signaling load while maintaining network performance and connectivity.
The deployment expands DOCOMO’s production use of quantum computing to a broader network optimization challenge. While its first D-Wave-powered application reduced paging signals within tracking areas, the new application optimizes TA-Lists across multiple tracking areas, balancing location registration and paging signals that typically move in opposite directions.
The application reduced the daily peak volume of location registration signals by 65.3% and paging signals by 7.0%. In a representative problem spanning 333 base stations, three TA-Lists and nine tracking areas, it completed the optimization in approximately five minutes, with the results incorporated into DOCOMO’s network planning and day-to-day operations.
“DOCOMO is showing telecom operators around the world what production quantum adoption looks like: move beyond a single use case and apply the technology to distinct, increasingly complex operational challenges,” said Dr. Alan Baratz, CEO of D-Wave. “Telecom networks are highly complex, resource-constrained environments, and these results demonstrate how D-Wave’s annealing quantum computing technology can help operators improve network performance and efficiency today.”
“With our second production application powered by D-Wave’s hybrid quantum technology, we are applying quantum optimization to a broader and more complex area of network operations,” said Hiroshi Kawakami, Senior Manager of Data Platform Department, NTT DOCOMO, INC. “The application balances two competing network requirements, significantly reducing location registration signaling while also lowering paging signals. Together with our first production application, it demonstrates how quantum computing can help us address multiple aspects of network optimization and use our infrastructure more efficiently.”
About D-Wave Quantum Inc.
D-Wave is a leader in the development and delivery of quantum computing systems, software, and services. It is the world’s first commercial supplier of quantum computers, and the first and only to offer dual-platform quantum computing products and services, spanning both annealing and gate-model quantum computing technologies. D-Wave’s mission is to help customers realize the value of quantum today through enterprise-grade systems available on-premises and via its Leap™ quantum cloud service, which offers 99.9% availability and uptime. More than 100 organizations across commercial, government and research sectors trust D-Wave to address complex computational challenges using quantum computing. Learn more about realizing the value of quantum computing today and how D-Wave is shaping the quantum-driven industrial and societal advancements of tomorrow: www.dwavequantum.com.
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